Exhibit 4.27

                          SECOND AMENDMENT AGREEMENT

                          dated as of March 15, 1996

                                    among

                             MISTIC BRANDS, INC.

                            TRIARC COMPANIES, INC.

                         THE LENDERS SIGNATORY HERETO

                                     and

               THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                                   as Agent
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                          SECOND AMENDMENT AGREEMENT

   SECOND AMENDMENT AGREEMENT (this "Agreement") dated as of March 15, 1996 among MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower"), TRIARC COMPANIES, INC., a corporation organized under the laws of Delaware (the "Guarantor"), each of the lenders which is a signatory hereto (the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

   WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of August 9, 1995 (as amended by that certain First Amendment Agreement dated as of October 6, 1995 and, as in effect prior to the effectiveness of this Agreement, the "Existing Credit Agreement" and, as amended by this Agreement, the "Amended Credit Agreement") pursuant to which the Lenders have extended credit to the Borrower evidenced by certain Promissory Notes issued by the Borrower and guarantied by the Guarantor under the Unconditional Guaranty;

   WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent have agreed to enter this Agreement to provide for, among other things, modifications of certain covenants and definitions contained in the Existing Credit Agreement; and

   WHEREAS, the Facility Documents, as amended and supplemented by this Agreement (including, without limitation, this Agreement and the Amended Credit Agreement), and as each may be amended or supplemented from time to time, are referred to herein as the "Amended Facility Documents".

   NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        ARTICLE 1.     AMENDMENTS TO EXISTING CREDIT AGREEMENT

   Each of the Borrower and the Guarantor and, subject to the satisfaction of the conditions set forth in Section 3, the Agent and the Lenders hereby consents and agrees to the amendments to the Existing Credit Agreement set forth below:

        (a) The definition of "Borrowing Base" in Section 1.01 of the Existing Credit Agreement is hereby amended to add immediately prior to the "." at the end of such definition ", plus (c) the amount of the Receivable due from the Mistic Sellers in connection with the Arkansas Litigation but only to the extent that (i) the Borrower is scheduled to make payments to the Mistic Sellers under the Mistic Acquisition Documents during the immediately subsequent twelve calendar months and (ii) the Borrower has the right to offset such payments against the collection of such Receivable"

        (b)  The definition of "Consolidated Current Assets" in Section
1.01 of the Existing Credit Agreement is hereby amended to add "(but excluding all amounts due from the Mistic Sellers in connection with the Arkansas Litigation)" immediately subsequent to "current assets".

        (c)  The definition of "Consolidated Current Liabilities" in
Section 1.01 of the Existing Credit Agreement is hereby amended to add "(but excluding all amounts owing with respect to the judgment entered into in connection with the Arkansas Litigation and any interest accruing thereon)" immediately subsequent to "current liabilities".

        (d) The definition of "Consolidated EBIT" in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

        "Consolidated EBIT" means, with respect to any fiscal period, the sum of (a) Consolidated Net Income for such period, plus (b) the aggregate amount of (i) income taxes, (ii) Consolidated Interest Expense and (iii) advertising expense incurred by the Mistic Sellers prior to the Mistic Acquisition in an amount not in excess of $852,000, to the extent that such aggregate amount was deducted in the computation of Consolidated Net Income for such period.

        (e) Section 8.06 of the Existing Credit Agreement is hereby amended to add immediately prior to the "." at the end of such section the following insert:

        ; and

        (e) the Borrower may make Distributions to the Guarantor on December 31, 1997 and on each December 31 thereafter in an amount up to but not exceeding $200,000 on each such date as reimbursement for contributions made by the Guarantor after March 15, 1996 to the Juvenile Diabetes Foundation, so long as no Default or Event of Default has occurred and is continuing or would occur and be continuing after giving effect to each such Distribution.

        (f) Section 9.01 of the Existing Credit Agreement is hereby amended to substitute the following three rows in place of the first row of the table contained therein:


        If such Fiscal Quarter ends   Applicable Ratio

        on March 31, 1996             2.20 to 1.00
        on June 30, 1996              2.30 to 1.00
        on September 30, 1996         2.50 to 1.00

        (g) Section 9.02 of the Existing Credit Agreement is hereby amended to substitute the following row in place of the first three rows of the table contained therein:

        If such Fiscal Quarter ends   Applicable Ratio

        after December 31, 1995 and on
        or before September 30, 1998  1.30 to 1.00

        (h) Section 9.03 of the Existing Credit Agreement is hereby amended to substitute the following row in place of the first two rows of the table contained therein:


        If such Fiscal Quarter ends   Applicable Ratio

        after December 31, 1995 and on
        or before June 30, 1996       5.00 to 1.00

        (i) Section 9.05 of the Existing Credit Agreement is hereby amended and restated to read as follows:

        Section 9.05. Current Ratio. The Borrower shall maintain at all times a Current Ratio of not less than 1.05 to 1.00.

        ARTICLE 2.     REPRESENTATIONS AND WARRANTIES.

   Each of the Borrower and the Guarantor hereby represents and warrants that as of the Effective Date:

   Section 2.01. Existing Representations and Warranties. Each of the representations and warranties contained in Article 6 of the Amended Credit Agreement and in each of the other Amended Facility Documents are true and correct in all material respects (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date).

   Section 2.02. No Defaults. Except for such Defaults and Events of Default specifically waived by the Agent and the Lenders pursuant to
Article 4 of this Agreement, no event has occurred and no condition exists which would constitute a Default or an Event of Default under the Facility Documents, and no event has occurred and no condition exists which would constitute a Default or an Event of Default under the Amended Facility Documents.

   Section 2.03. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Borrower and the Guarantor of the Amended Facility Documents to which it is a party do not and will not: (a) require any consent or approval of the Guarantor's stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Amended Facility Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or
(f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

   Section 2.04. Legally Enforceable Agreements. Each Amended Facility Document to which the Borrower or the Guarantor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        ARTICLE 3.     CONDITIONS PRECEDENT.

   The consent and the agreement of the Agent and the Lenders to the amendments set forth in Section 1 are subject to the condition precedent that the Agent shall have received on or before March 15, 1996 (the "Effective Date") each of the following, in form and substance satisfactory to the Agent and its counsel:

        (a) counterparts of this Agreement executed by each of the Borrower, the Guarantor, the Lenders and the Agent; and

        (b) a legal opinion of the Vice President and Associate General Counsel of the Guarantor, in substantially the form of Exhibit A.

        ARTICLE 4.     WAIVERS.

   Subject to the satisfaction of the conditions set forth in Article 3 hereof, the Agent and the Lenders hereby waive any Default or Event of Default arising from noncompliance by the Borrower with (a) Section 9.02 of the Existing Credit Agreement for the Fiscal Quarter ending on December 31, 1995 and (b) Section 9.05 of the Existing Credit Agreement for the Fiscal Quarter ending on December 31, 1995. Except for the foregoing waivers, the terms of this Agreement shall not operate as a waiver by the Agent or the Lenders, or otherwise prejudice the rights, remedies or powers of the Agent or the Lenders, under the Amended Facility Documents or under applicable law. Except as expressly provided herein: (x) no terms and provisions of the Facility Documents are modified or changed by this Agreement; and (y) the terms and provisions of the Facility Documents shall continue in full force and effect.

        ARTICLE 5.     MISCELLANEOUS.

   Section 5.01. Defined Terms. The terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

   Section 5.02. Reaffirmation. Each of the Borrower and the Guarantor acknowledges that the Liens granted to the Agent under the Security Documents in and to the Collateral secures all of the Obligations under the Amended Credit Agreement and the other Amended Facility Documents. Each of the Borrower and the Guarantor further acknowledges and reaffirms all of its other respective obligations and duties under the Amended Facility Documents to which it is a party.

   Section 5.03.  Amendments and Waivers.  Any provision of this
Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantor, the Agent and the Required Lenders, or by the Borrower, the Guarantor and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders.

   Section 5.04. Expenses. The Borrower shall reimburse the Agent on demand for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Amended Facility Document and any other documents prepared in connection herewith or therewith.

   Section 5.05. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders, the Borrower and the Guarantor by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

   Section 5.06. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

   Section 5.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

   Section 5.08. Integration. The Amended Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

   SECTION 5.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 MISTIC BRANDS, INC.


                                 By:  Ernest J. Cavallo
                                     Name: Ernest J. Cavallo
                                     Title: President and CFO

                                 Address for Notices:

                                 Mistic Brands, Inc.
                                 2525 Palmer Avenue
                                 New Rochelle, NY 10801
                                 Attention: Chief Financial Officer
                                 Telecopier No.: (914) 637-0020

                                 With a copy to:

                                 Triarc Companies, Inc.
                                 900 Third Avenue
                                 New York, New York 10022
                                 Attention: Executive Vice President
                                            and General Counsel
                                 Telecopier No.: (212) 230-3216

                                 TRIARC COMPANIES, INC.


                                 By:   Joseph A. Levato
                                     Name: Joseph A. Levato
                                     Title:Executive Vice President
                                           and CFO

                                 Address for Notices:

                                 900 Third Avenue
                                 New York, New York 10022
                                 Attention: Executive Vice President
                                            and General Counsel
                                 Telecopier No.: (212) 230-3216

                                 AGENT:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By:   Michael D. Anthony
                                     Name: Michael D. Anthony
                                     Title: Vice President

                                 Address for Notices:

                                 New York Agency
                                 4 Chase Metrotech Center
                                 13th Floor
                                 Brooklyn, NY 11245
                                 Attention: Lucy D'Orazio
                                 Telecopier No.: (718) 242-6909

                                 with a copy to:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373

                                 LENDERS:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By:  Michael D. Anthony
                                     Name: Michael D. Anthony
                                     Title: Vice President




                                 Lending Office and Address for Notices:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373

                                 LENDERS:

                                 BARCLAYS BANK PLC


                                 By:
                                     Name:
                                          Title:




                                 Lending Office and Address for Notices:

                                 Barclays-BZW Division
                                 222 Broadway
                                 New York, NY 10038
                                 Attention: John Sweeney
                                 Fax: (212) 412-2441

                                 LENDERS:

                                 FIRST SOURCE FINANCIAL LLP
                                   By First Source Financial, Inc., its
                                    Manager


                                 By:   James J. Russell
                                          Name: James J. Russell
                                          Title: Vice President



                                 Lending Office and Address for Notices:


                                 2850 West Golf Road
                                 5th Floor
                                 Rolling Meadows, IL  60008
                                 Attention: Andy Chidester
                                 Telecopier No.: (708) 734-7910

                                 LENDERS:

                                 HARRIS TRUST AND SAVINGS BANK


                                   By: R. Michael Newton
                                        Name: R. Michael Newton
                                        Title:    Vice President


                                   Lending Office and Address for Notices:

                                   11 West Monroe Street
                                   Chicago, IL  60690
                                   Attention: Michael Newton
                                   Telecopier No.: (312) 987-4856



                                   LENDERS:

                                   COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A. "RABOBANK
                                    NEDERLAND", NEW YORK BRANCH


                                   By:
                                        Name:
                                        Title:


                                   By:
                                       Name:
                                       Title:




                                   Lending Office and Address for Notices:


                                   245 Park Avenue
                                   New York, NY  10167-0062
                                   Attention: Corporate Services
                                   Telecopier No.: (212) 987-4856

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